UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2005

EMC CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-9853	No. 04-2680009
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, MA	01748
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 27, 2005, the Compensation Committee of the Board of Directors of EMC Corporation (“EMC”) set 2005 annual base salaries for Joseph M. Tucci, Michael C. Ruettgers, William J. Teuber, Jr. and David I. Goulden, each of whom is an EMC named executive officer for 2004, at the same levels as 2004, or $1,000,000, $500,000, $600,000 and $550,000, respectively.

The Compensation Committee also approved the EMC Corporation Executive Incentive Bonus Plan (the “Bonus Plan”) and established bonus awards that may be earned for fiscal year 2005 under the Bonus Plan by Messrs. Tucci, Ruettgers, Teuber and Goulden. The 2005 bonus awards for these executives include annual and other periodic bonuses. The establishment of the 2005 bonus awards involved setting the target amounts of such bonuses and certain of the goals upon which such bonuses will be paid. The aggregate annualized target amounts of the 2005 bonuses that Messrs. Tucci, Ruettgers, Teuber and Goulden may earn are $1,440,000, $720,000, $400,000 and $450,000, respectively, the same as the annualized target amounts of their 2004 bonuses. The 2005 bonuses will be paid based on the achievement of certain company-wide, business unit and individual goals. The actual bonus payments under such awards may be less than or greater than the target amounts depending on whether and the extent to which the goals upon which such bonuses are based are achieved. The goals for these 2005 bonus awards generally will be based on the following performance criteria: revenues, earnings per share, expenses, customer satisfaction, financial management, product development and releases, product quality, and strategic initiatives, or on other criteria to be determined by the Compensation Committee. The Bonus Plan is filed with this report as Exhibit 10.1. The foregoing description is a summary only and interested persons should refer to the Bonus Plan.

The Compensation Committee also approved the restructuring of certain executive bonuses and the grant of awards of restricted stock under the EMC Corporation 2003 Stock Plan, as amended (the “2003 Plan”), in connection with such restructuring.

In addition, on January 27, 2005, the Board of Directors of EMC approved an amendment to the 2003 Plan to allow awards of stock appreciation rights to be granted under such plan. The Board of Directors also approved an amendment to the EMC Corporation 1992 Stock Option Plan for Directors, as amended, to provide for accelerated vesting of options in the case of death or disability of a director and continued exercisability for three years after such death or disability.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1	EMC Corporation Executive Incentive Bonus Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/s/ William J. Teuber, Jr.
William J. Teuber, Jr.
Executive Vice President and
Chief Financial Officer

Date: February 2, 2005

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EXHIBIT INDEX

Exhibit No.	Description
10.1	EMC Corporation Executive Incentive Bonus Plan.